Exhibit H

[FORM OF UNDERWRITING AGREEMENT]

T-EQUITY CAPITAL CORP.

Common Stock, $0.01 par value per share

Underwriting Agreement

May [    ], 2006

Wachovia Capital Markets, LLC

A. G. Edwards & Sons, Inc.

Stifel, Nicolaus & Company, Incorporated

Wedbush Morgan Securities Inc.

c/o Wachovia Capital Markets, LLC

One Wachovia Center

301 South College Street

Charlotte, NC 28288-0610

Ladies and Gentlemen:

T-Equity Capital Corp., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,500,000 shares of Common Stock (the “Optional Shares”) as provided in Section 3(b). The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” Wachovia Capital Markets, LLC has agreed to act as a representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

The Company and the Underwriters agree that up to [    ]% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to the Company’s directors, officers, friends, business associates and employees of BDC Partners, LLC, a Delaware limited liability company (“BDC Partners”) (the “Directed Share Participants”), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (“NASD”) and all other applicable laws, rules and regulations. To the extent that any such Reserved Shares are not orally confirmed for purchase by any such Directed Share Participants before 9:00 a.m. (New York time) on the first day of trading of the

Common Stock, such Reserved Shares may, at the sole and absolute discretion of Wachovia, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Directed Share Participants. The Company has supplied [                    ] with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

The Company has filed, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-132235) relating to the Shares, which registration statement was declared effective on May [    ], 2006, and which contained at the time it was declared effective, a preliminary prospectus, dated April [    ], 2006 (the “Pre-Pricing Prospectus”). Such registration statement, as amended, including the exhibits and schedules thereto, at the time it became effective, including (i) the information deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A and Rule 497 under the Securities Act, and (ii) any registration statement filed pursuant to Rule 462(b) under the Securities Act, is hereinafter referred to as the “Registration Statement”. A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Act (File No. 814-[                    ]) (the “Notification of Election”) was filed with the Commission on April [    ], 2006 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”). The Company proposes to file with the Commission, pursuant to Rule 497 under the Securities Act, a final prospectus, dated May [    ], 2006 (the “Prospectus”), relating to the Shares and the method of distribution thereof, which Prospectus shall include the information omitted from the Registration Statement at the time of its effectiveness in reliance on Rule 430A under the Securities Act.

The Company has entered into an investment advisory agreement, dated as of April 25, 2006 (the “Investment Advisory Agreement”), with Technology Investment Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an administration agreement, dated as of April 25, 2006 (the “Administration Agreement”), with BDC Partners.

The Company, the Adviser, the Adviser’s managing member, BDC Partners and the Underwriters agree as follows.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriters, and each of the Adviser and BDC Partners, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof and as of each Time of Delivery referred to in Section 5, and agree with each of the Underwriters, that:

(a) Compliance with Registration Requirements.

(i) The Registration Statement has become effective, and no order suspending the effectiveness of the Registration Statement has been issued by the Commission. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, the Adviser or BDC Partners, are contemplated or threatened by the Commission.

(ii) The Pre-Pricing Prospectus when filed complied in all material respects with the Securities Act. As of the date hereof, when the Registration Statement became effective, when each of the Pre-Pricing Prospectus and Prospectus was or is first filed pursuant to Rule 497 under the Securities Act, when, prior to the Time of Delivery, any other amendment to the Registration Statement becomes effective, when, prior to each Time of Delivery, any supplement to the Pre-Pricing Prospectus or the Prospectus, as the case may be, is filed with the Commission, with respect to the Pre-Pricing Prospectus, as of [8]:00 p.m. (New York time) on May [    ], 2006, or such other time as may be agreed by the Company and the Representative (the “Applicable Time”) and at each Time of Delivery (as defined below), (i) the Registration Statement, as amended as of any such time, and each of the Pre-Pricing Prospectus and the Prospectus, each as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of (A) the Pre-Pricing Prospectus together with the pricing terms and related information set forth on Exhibit E hereto (the “Pricing Information”) to be set forth in the Prospectus, and (B) the Prospectus, each as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Pre-Pricing Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by any Underwriter in writing by the Underwriter expressly for use therein.

(iii) The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder.

(b) Incorporation and Good Standing of the Company. The Company has been incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(c) The Underwriting Agreement; Investment Advisory Agreement; Administration Agreement.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Adviser and BDC Partners, respectively, constitutes legal, valid and binding agreements of the Company in accordance with their terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except to the extent that the indemnification provisions therein may be limited by federal or state securities laws and public policy consideration in respect thereof.

(d) Authorization of Shares. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

(e) Capitalization and Other Capital Stock Matters. As of the date of this Agreement, the authorized, issued and outstanding capital stock of the Company is as set forth in the Pre-Pricing Prospectus under the caption “Capitalization.” The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and nonassessable and has been issued in compliance with federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Prospectus.

(f) Nasdaq National Market. The outstanding shares of Common Stock and the Shares to be offered and sold hereby have been approved for quotation on the Nasdaq National Market, subject only to notice of issuance or sale of the Shares, as the case may be.

(g) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Pre-Pricing Prospectus and the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except as disclosed in the Pre-Pricing Prospectus or the Prospectus, as the case may be, there has been no dividend or distribution of any kind declared, paid or made by the Company or repurchase or redemption by the Company of any class of capital stock.

(h) No Consents, Approvals or Authorization Required. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Investment Advisory Agreement and the Administration Agreement will not contravene (i) any provision of the certificate of incorporation or bylaws of the Company or (ii) any agreement or other instrument binding upon the Company except, with respect to clause (ii), for the contravention of such agreements or other binding instruments which would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Investment Advisory Agreement and the Administration Agreement except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the NASD or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares.

(i) No Defaults or Violations. The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, with respect to clauses (ii) and (iii), any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change.

(j) No Actions, Suits or Proceedings; Exhibits. There are no (i) legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or (ii) contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(k) Intellectual Property Rights. The Company owns or possesses adequate rights to use all trademarks, service marks and trade names, which are necessary to conduct its businesses as described in the Registration Statement and Prospectus, except where the failure to own or possess such trademarks, service marks or trade names would not have a Material Adverse Effect, the expiration of any trademarks, service marks or trade names would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus.

(l) BDC Election; RIC.

(i) The Company has filed with the Commission pursuant to Section 6(f) of the Investment Company Act, a completed and executed Form N-6F, pursuant to which the Company provided notice of its intention to elect to be subject to the provision of Section 55 through 65 of the Investment Company Act.

(ii) The Company has filed with the Commission pursuant to Section 54(a) of the Investment Company Act, a completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the BDC Election; the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

(iii) The Company conducts its business and other activities in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder.

(iv) The Company intends to operate its business in such a manner as to comply with the requirements for taxation as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

(m) No Applicable Registration or Other Similar Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except as described or referred to in the Registration Statement, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(n) Required Action. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to effect the public offering and consummate the sale of the Shares as provided in this Agreement.

(o) All Necessary Permits, Etc. The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the NASD or the securities laws of any jurisdiction outside of the United States in connection with the offer and sale of the Shares, except to the extent that the failure to own or possess or have obtained such authorizations would not have a Material Adverse

Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such governmental licenses, permits, consents, orders, approvals and other authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(p) Investments. There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Prospectus, other than as described therein.

(q) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, to the Company’s knowledge, are independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(r) Preparation of Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly in all material respects the financial position of the Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.

(s) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) No Subsidiaries of the Company. The Company has no subsidiaries.

(u) Insurance. The Company is insured by recognized institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business.

(v) No Price Stabilization or Manipulation. Neither the Adviser, BDC Partners and the Company nor, to the best of their respective knowledge, any of their respective members, officers, representatives, affiliates or controlling persons has taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transaction in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company on the one hand, and any director, executive officer or stockholder of the Company, on the other hand, required to be described in the Prospectus, which have not been described as required by the Securities Act. The Company has not, in violation of the Exchange Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

(x) Independent Directors. Each of the independent directors named in the Prospectus satisfy the independence standards established by the Commission and the Nasdaq National Market.

(y) NASD. To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus or otherwise disclosed by the Company to the Representative.

(z) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(aa) Investment Advisory Agreement. The Investment Advisory Agreement, including compensation terms therein, complies in all material respects with all applicable provisions of the Investment Company Act, the Adviser Act and the applicable published rules and regulations thereunder.

(bb) Other Relationships. Except as disclosed in the Registration Statement and the Prospectus; (i) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act, and the applicable published rules and regulations thereunder.

(cc) Directed Share Program. The Company has not offered Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services.

2. Representations and Warranties of the Adviser and BDC Partners. The Adviser and BDC Partners, jointly and severally, represent and warrant to the Underwriters that:

(a) Incorporation and Good Standing of the Adviser and BDC Partners. Each of the Adviser and BDC Partners has been formed, is validly existing in good standing as a Delaware limited liability company, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either of the Adviser or BDC Partners, as the case may be.

(b) The Underwriting Agreement; Investment Advisory Agreement; Administration Agreement.

(i) This Agreement has been duly authorized, executed and delivered by each of the Adviser and BDC Partners.

(ii) The Investment Advisory Agreement and Administrative Agreement have been duly authorized, executed and delivered by the Adviser and BDC Partners, respectively and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Adviser and BDC Partners, respectively, enforceable against the them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy consideration in respect thereof.

(iii) The Adviser is registered with the Commission as an investment adviser under the Adviser’s Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations thereunder from acting as an investment adviser for the Company as contemplated by the Prospectus (or any amendment or supplement thereto). To the Adviser’s knowledge, there does not exist any proceeding which would adversely affect the registration of the Adviser with the Commission.

(c) Description of the Adviser. The description of the Adviser in the Registration Statement and the Prospectus (or any amendment or supplement thereto) complied and complies in all material respects with the provisions of the Securities Act and does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

(d) No Defaults or Violations. The execution and delivery by each of the Adviser and BDC Partners of, and the performance by each of the Adviser and BDC Partners of its respective obligations under, this Agreement will not contravene, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under) (i) any provision of the limited liability company operating agreement or other organizational documents of the Adviser or BDC Partners, (ii) any of the Adviser’s or BDC Partners’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any of them is a party or by which any of their assets may be bound or affected or (iii) any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Adviser or BDC Partners, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Adviser or BDC Partners of its respective obligations under this Agreement, except, with respect to clauses (ii) and (iii), for such breaches or defaults that would not have, individually or in the aggregate, a material adverse effect on either of the Adviser or BDC Partners, as the case may be.

(e) Absence of Violations or Defaults. Neither the Adviser nor BDC Partners is (i) in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under) its limited liability company operating agreement or other organizational documents, (ii) in default under (nor has any event occurred which with notice, lapse of time or both would constitute an event of default under) any material provision of any lease, loan agreement, franchise, license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other contract obligation to which it is a party or by which it or its assets may be bound or affected, except to the extent any such default would not have a material adverse effect on the Adviser or BDC Partners, as the case may be.

(f) Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of businesses, of either the Adviser or BDC Partners from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(g) No Actions, Suits or Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Adviser and BDC Partners, threatened, to which either the Adviser or BDC Partners or, to the knowledge of the Adviser and BDC Partners, any of their respective officers, directors or employees is a party or to which any of the properties of the Adviser or BDC Partners is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(h) Financial Resources. Each of the Adviser and BDC Partners has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the

Investment Advisory Agreement (and with respect to BDC Partners only, the Administration Agreement).

(i) Employee Arrangements. The Adviser is not aware that (i) any executive officer of the Company, if any, the Adviser or BDC Partners, as applicable, plans to terminate employment with the Company, the Adviser or BDC Partners or (ii) any such executive officer is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser.

3. Purchase and Sale of the Shares.

(a) The Firm Shares. Upon the terms and conditions set forth herein, the Company agrees to issue and sell to the several Underwriters the Firm Shares on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of the Firm Shares set forth opposite their names on Schedule I. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $[    ] per share.

(b) The Option Shares. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants to the several Underwriters the right to purchase, severally and not jointly, up to an aggregate of 1,500,000 Optional Shares, at the purchase price per share set forth in Section 3(a). The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period not later than thirty (30) days after the date of this Agreement, which notice shall specify the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) nor later than five (5) Business Days (as defined in Section 5) after the date of such notice. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Underwriter, the number of Option Shares (subject to adjustment to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth on Schedule I opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its exercise and expiration by giving written notice of such cancellation to the Company.

(c) Certain Agreements of the Company, the Adviser and BDC Partners. The Adviser, BDC Partners, the Company and its executive officers and directors hereby jointly and severally agree that, without the prior written consent of the Representative, they shall not, during the period commencing on the date hereof and ending 180 days from the date of the Prospectus (the “Lock-Up Period”): (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Moreover, if: (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(c) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia waives, in writing, such extension. The foregoing provisions shall not apply to (A) any issuance of shares of Common Stock, options, or other securities or rights pursuant to any employee or director compensation, option, dividend reinvestment, savings, benefit or other plan or arrangement of the Company existing as of the date of this Agreement or (B) any issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of this Agreement.

4. Public Offering of Shares. The Company is advised by the Representative that the several Underwriters propose to make a public offering of Shares as soon after this Agreement has been executed and delivered as in their judgment is advisable. The Company is further advised by the Underwriter that the Shares are to be offered to the public initially at $[    ] per share and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $[    ] per share from the public offering price, and that the Underwriters may allow, and such dealers may reallow, a concession not in excess of $[    ] per share, to certain brokers and dealers.

5. Payment for the Shares. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the account of the Underwriters at 10:30 a.m., New York time, on [    ], 2006, or at such other time on the same date as shall be agreed by the Company and the Representative. The time and date of such payment are hereinafter referred to as the “First Time of Delivery.”

Payment for any Optional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Optional Shares for the account of the Underwriters at 9:00 a.m. New York time, on the date specified in the notice described in Section 3(c) or at such other time on the same or on such other date, in any event not later than 9:00 a.m., New York time, seven Business Days (as defined below) following the date provided in the written notice described in Section 3(c) of this Agreement, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the

“Second Time of Delivery,” and each such time and date for delivery (including the First Time of Delivery) shall be referred to as a “Time of Delivery.”

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Option Shares the Underwriters have agreed to purchase. Wachovia Capital Markets, LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Time of Delivery or the Second Time of Delivery, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

6. Delivery of the Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Shares to an account or accounts at The Depository Trust Company, as designated by the Representative for the accounts of the several Underwriters at the First Delivery Time, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered a credit representing the Option Shares the Underwriters have agreed to purchase at the First Delivery Time (or the Second Delivery Time, as the case may be), to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the several Underwriters, at the First Delivery Time or the Second Delivery Time, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.

For the purposes of this Agreement, the term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the State of New York are generally authorized or obligated by law or executive order to close.

7. Delivery of Prospectus to the Underwriters. Not later than 12:00 noon (New York City time) on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

8. Further Agreements. The Company agrees, and the Adviser and BDC Partners, jointly and severally, agree with the Underwriters:

(a) to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement relating to or affecting the Shares has been filed or becomes effective or any amendment or supplement to the Prospectus relating to or affecting the Shares has been filed and to furnish the Underwriters with copies thereof;

(b) to advise the Underwriters, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement relating to or affecting the Shares or Prospectus relating to or affecting the Shares or for additional information regarding such Registration Statement or Prospectus, and, in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, promptly to use its best efforts to obtain the withdrawal of such order;

(c) promptly from time to time to take such action as the Underwriters may reasonably request (A) to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and (B) to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to (i) qualify to do business, (ii) be subject to taxation, (iii) qualify as a foreign corporation, (iv) be subject to the jurisdiction of courts, or (v) file a general consent to service of process, in any jurisdiction;

(d) to furnish to the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto), and to furnish the Underwriters, without charge, prior to 12:00 p.m., New York time, on the Business Day next succeeding the date of this Agreement, or as soon as practicable, and during the period mentioned in Section 6(f) below, as many copies of the Distributed Prospectus relating to or affecting the Shares and any supplements and amendments thereto or to the Registration Statement relating to or affecting the Shares as the Underwriters may reasonably request;

(e) before amending or supplementing the Registration Statement relating to or affecting the Shares or the Prospectus relating to or affecting the Shares, to furnish the Underwriters with a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects in writing within two Business Days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule;

(f) if, after the first date of the public offering of the Shares and during such period as in the written opinion of counsel for the Underwriters, the Prospectus relating to or affecting the Shares is required by law to be delivered in connection with sales by the Underwriters or a dealer, at and during such time (the “Prospectus Delivery Period”) any event shall have occurred as a result of which the Prospectus relating to or affecting the Shares as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus relating to or affecting the Shares in order to comply with the Securities Act, to notify the Representative, and upon the Representative’s written request to prepare and furnish without charge to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish in writing to the Company) to which Shares may have been sold by the Underwriters and to any other dealers upon request, as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus relating to or affecting the Shares or a supplement to the Prospectus relating to or affecting the Shares which will correct such statement or omission or effect such compliance;

(g) make generally available to the Company’s securityholders as soon as practicable an earning statement of the Company (which need not be audited) complying with the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h) apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus;

(i) to use its best efforts to qualify to be treated as a “regulated investment company” under Subchapter M of the Code beginning with its 2006 taxable year, and to maintain such qualification in effect for each full fiscal year during which it is a business development company under the Investment Company Act; provided, that, at the discretion of the Company’s board of directors, it may elect not to be so treated;

(j) to use its best efforts to cause the Common Stock to be quoted on the Nasdaq National Market or on a national securities exchange;

(k) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(l) to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

(m) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act.

9. Fees and Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following:

(a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus, and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers;

(b) the reasonable cost of printing or producing any Blue Sky Memorandum in connection with the offering, purchase, sale and delivery of the Shares, and all reasonable expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;

(c) all fees and expenses in connection with applying to have the Shares quoted on the Nasdaq National Market;

(d) the reasonable filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;

(e) the cost of preparing stock certificates;

(f) the cost and charges of any transfer agent or registrar; and

(g) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.

It is understood, however, that, except as expressly provided in this Section and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any marketing and advertising expenses (including any institutional and retail road shows) connected with any offers they may make. It is further understood that the Company shall not be obligated to pay any costs or expenses referred to in paragraphs (b) and (d) of this Section 9, including any fees or disbursements of counsel to the Underwriters, in excess of $20,000.

10. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 14, or if the sale to the Underwriters of the Shares on the First Delivery Time is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the public offering and sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters, printing expenses, travel expenses, postage, facsimile and telephone charges.

11. Conditions to Obligations. The obligations of the Company to sell the Shares to the Underwriters and the obligation of the Underwriters to purchase and pay for the Shares to be delivered at each Time of Delivery, shall be subject to the following conditions:

(a) No Change. Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser or BDC Partners, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Underwriters’ sole judgment, is material and adverse and that makes it, in the Underwriters’ sole judgment, impracticable to market the Shares as contemplated hereby.

(b) Officer’s Certificate. The Underwriters shall have received at the Time of Delivery a certificate, dated the Time of Delivery and signed by the Chief Executive Officer and Chief Financial Officer of the Company, and of each of the Adviser and BDC Partners, to the effect that, and the Underwriters shall be satisfied that the representations and warranties of the Company, and of each of the Adviser and BDC Partners, contained in this Agreement are true and correct as of the Time of Delivery and that the Company, and each of the Adviser and BDC Partners, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Time of Delivery. The officer signing and delivering such certificates may rely upon his or her knowledge as to threatened proceedings.

(c) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Adviser, BDC Partners or the Underwriters, shall be contemplated by the Commission, and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements; provided, that, the Representative has made all necessary filings and timely responded in good faith to any requests of the NASD staff with respect to any such filings.

(d) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to counsel to the Representative, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

(e) Opinion of Counsel for each of the Company, the Adviser and BDC Partners. The Underwriters shall have received at the Time of Delivery an opinion of Sutherland Asbill & Brennan LLP, counsel for each of the Company, the Adviser and BDC Partners, dated the Time of Delivery, substantially in the form attached hereto as Exhibit A.

(f) Opinion of Counsel for Underwriters. The Underwriters shall have received at the Time of Delivery an opinion of counsel for the Underwriters, dated the Time of Delivery, substantially in the form attached hereto as Exhibit D.

(g) Accountant’s Comfort Letter. The Underwriters shall have received, on the date hereof and each Time of Delivery, a letter dated the date hereof or such Time of Delivery, as the case may be, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in such letter delivered to the Underwriters concurrently with the execution of this Agreement (the “Original Letter”), but carried out to a date not more than three (3) business days prior to the First Delivery Time or the Second Delivery Time, as the case may be, and (i) confirming, to the extent true, that the statement and conclusions set forth in the Original Letter are accurate as of the First Deliver Time or the Second Delivery Time, as the case may be, and (ii) setting forth any revision and additions to the statement and conclusions set forth in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements data or other information. The Original Letter from PricewaterhouseCoopers LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of the balance sheet of the Company as of March 2, 2006, and (iii) address other matters agreed upon by PricewaterhouseCoopers LLP and the Underwriters.

(h) Certain Deliveries. The obligation of the Underwriters to purchase Shares hereunder is subject to the delivery to the Underwriters at the Time of Delivery of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Shares and other matters related to the issuance of the Shares.

(i) Nasdaq National Market. The Shares to be sold at such Time of Delivery shall have been duly approved for quotation on the Nasdaq National Market.

(j) Lock-ups. The Company shall have obtained and delivered to you an agreement substantially in the form of Exhibit F attached hereto from the Adviser, BDC Partners, and all executive officers and directors of the Company named in Exhibit B hereto.

(k) Survival. If any condition specified in this Section 11 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Time of Delivery and, with respect to the Option Shares, at any time prior to the Second Time of Delivery, which termination shall be without liability on the part of any party to any other party, except that Section 9 (Fees and Expenses), Section 10 (Reimbursement of Underwriters’ Expenses), Section 12 (Indemnification and Contribution), Section 21 (Survival Provisions) shall at all times be effective and shall survive such termination.

12. Indemnification and Contribution.

(a) The Company will, and each of the Adviser and BDC Partners, jointly and severally, will indemnify and hold harmless each Underwriter, its officers, directors, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, officer, director, employee, agent or representative or such controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each officer, director, employee, agent and representative, or person controlling such Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, as such expenses are reasonably incurred; provided, however, that the Company, and each of the Adviser and BDC Partners, shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Pre-Pricing Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) Indemnification of the Company, Adviser and BDC Partners. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, and each of the Adviser and BDC Partners, and either of their respective officers, directors, employees, agents and representatives, against any loss, claim, damage, liability or expense to which the Company, the Adviser and/or BDC Partners may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein; and will reimburse the Company, and each of the Adviser and BDC Partners, and any person controlling the Company, the Adviser and/or BDC Partners, or such officer, director, employee, agent or representative, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Adviser and/or BDC Partners, or any such officer, director, employee, agent or representatives, as the case may be, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action, as such expenses are reasonably incurred. The Company, and each of the Adviser and BDC Partners, hereby acknowledge that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto) are (x) the statements set forth in the [last] paragraph relating to the delivery of the Shares on the front cover of the Pre-Pricing Prospectus and the Prospectus and (y) the list of Underwriters and their respective participation in the sale of the Shares in the [first] paragraph, the statements in the [third] paragraph relating to concessions and reallowances, the statements in the [ninth], [tenth], [eleventh], and [twelfth] paragraphs relating to stabilization, syndicate covering transactions and penalty bids, [the statements in the [fifteenth] paragraph relating to the mechanics of the Directed Share Program to be administered by the Representative], the statements in the [sixteenth] paragraph relating to electronic prospectus delivery and the statements in the seventeenth paragraph relating to the address of Wachovia Capital Markets, LLC under the caption “Underwriting” in each of the Pre-Pricing Prospectus and the Prospectus; and the Underwriters confirm that such statements are correct.

(c) Notice. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent it is prejudiced as a result of such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof.

(d) Settlements. The indemnifying party under this Section 12 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or action by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 12(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

(e) Contribution. If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Adviser and BDC Partners on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and/or BDC Partners on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser, BDC Partners and the

Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this Section 12 to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, the Adviser and BDC Partners under this Section 12 shall be in addition to any liability which the Company, the Adviser and/or BDC Partners may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section 12 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer of each of the Company signing the Registration Statement, each director or managing member, as the case may be, of each of the Company, the Adviser and BDC Partners, and each person, if any, who controls the Company, the Adviser and/or BDC Partners within the meaning of the Securities Act; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g) Notwithstanding any other provision of this Section 12, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

13. Default of One or More of the Several Underwriters.

(a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require a non-defaulting Underwriter to purchase Shares of a defaulting Underwriter, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

14. Termination of this Agreement. This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (1) after the execution and delivery of this Agreement and prior to a Time of Delivery (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading or quotation of any securities of the Company shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative’s sole judgment, is material and adverse or (e) in the judgment of the Representative there shall have occurred any Material Adverse Change and (2) in the case of any of the events specified in clause (1) of this Section 14, such event, singly or together with any other such event, makes it, in the Underwriters’ sole judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

15. Notices. All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters, shall be delivered or sent by national overnight courier or electronic transmission to the Representative; and if to the Company, the Adviser and/or BDC Partners, shall be delivered or sent by national overnight courier or electronic transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 12, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriters merely by reason of such purchase.

17. Governing Law and Jury Trial. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19. Survival Provisions. The respective indemnities, agreements, representations, warranties and other statements of each of the Company, the Adviser, BDC Partners and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the Adviser or BDC Partners, or any officer or director or controlling person thereof, and shall survive delivery of and payment for the Shares.

20. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

22. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Representative, on behalf of the Underwriters, has been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against the Representative, on behalf of itself and the other Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative, on behalf of itself and the other Underwriters, shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Representative the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

T-EQUITY CAPITAL CORP.

By:
Name:
Title:

Very truly yours,

TECHNOLOGY INVESTMENT MANAGEMENT, LLC

By:	BDC Partners, LLC, as Managing Member

By:
Name:
Title:

Very truly yours,

BDC PARTNERS, LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first written above.

WACHOVIA CAPITAL MARKETS, LLC

A. G. EDWARDS & SONS, INC.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

WEDBUSH MORGAN SECURITIES INC.

On their behalf:

By: WACHOVIA CAPITAL MARKETS, LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Wachovia Capital Markets, LLC
A. G. Edwards & Sons, Inc.
Stifel, Nicolaus & Company, Incorporated
Wedbush Morgan Securities Inc.